Exhibit 99.13

Entity 21

UNIQUE LOGISTICS INTERNATIONAL

(SOUTH CHINA) LIMITED

(Incorporated in Hong Kong with limited liability)

Directors’ Report and Audited Financial Statements For the year ended 31 December 2021

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

REPORTS AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

1

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

DIRECTORS’ REPORT

The directors present their annual report together with the audited financial statements for the year ended 31 December 2021.

1.	PRINCIPAL ACTIVITIES

The principal activities of Unique Logistics International (South China) Limited (the “Company”) are the provision of air and ocean freight forwarding services in the People’s Republic of China.

2.	RESULT AND APPROPRIATIONS

The results of the Company for the year ended 31 December 2021 are set out in the statement of profit or loss and other comprehensive income on page 6.

The directors have declared the following dividends during the year:

	2021	2020
	HKD	HKD
2019 final dividend of HKD1.17 per ordinary share declared on 7 January 2021	1,051,743	-
2020 final dividend of HKD0.66 per ordinary share declared on 20 April 2022	592,221	-
2019 final dividend of HKD0.44 per ordinary share declared on 10 June 2020	-	397,620
	1,643,964	397,620

The directors do not recommend the payment of a final dividend.

3.	DIRECTORS

The directors of the Company during the year and up to the date of this report were:

Mr. Lee Chi Tak, Richard

Mr. Lee Man Bun, Patrick

There is being no provision in the Company’s Articles of Association in connection with the retirement of directors, both directors continue in office for the following year.

4.	DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATIONS TO THE COMPANY’S BUSINESS

Saved as disclosed in notes 8(b) and 17(b) to the financial statements, no other transactions, arrangements and contracts of significance to which the Company, its holding company, any of its fellow subsidiaries was a party and in which a director of the Company had a material interest whether directly or indirectly, subsisted at the end of the year or at any time during the year.

2

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

DIRECTORS’ REPORT

5.	DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company, its holding company, any of its fellow subsidiaries a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short positions in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.	MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company were entered into or existed during the year.

7.	PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

8.	AUDITOR

The financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Lee Chi Tak, Richard

Hong Kong, 14 July 2022

3

INDEPENDENT AUDITOR'S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Unique Logistics International (South China) Limited (the “Company”) set out on pages 6 to 34, which comprise the statement of financial position as at 31 December 2021, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2021, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

4

INDEPENDENT AUDITOR'S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

(Incorporated in Hong Kong with limited liability)

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the annual report other than the financial statements and our auditor’s report thereon.

Our opinion on the financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs issued by the IASB, HKFRSs issued by the HKICPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

5

INDEPENDENT AUDITOR'S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements (cont’d)

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

●	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ RSM Hong Kong
Certified Public Accountants

14 July 2022

6

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

	Note	2021	2020
		HKD	HKD

Revenue	4	237,965,127	102,745,214

Freight costs		(220,155,306)	(95,583,116)

Gross profit		17,809,821	7,162,098

Other income	5	136,097	3,650
Other gains and losses - net exchange losses		(112,284)	(444,312)
Administrative expenses		(4,164,678)	(1,866,567)
Other operating expenses		(901,717)	(635,948)

Profit from operations		12,767,239	4,218,921

Finance costs	6(a)	(372,488)	(6,958)

Profit before taxation	6	12,394,751	4,211,963

Income tax expense	7(a)	-	-

Profit for the year		12,394,751	4,211,963

Other comprehensive income for the year, net of tax		-	-

Total comprehensive income for the year		12,394,751	4,211,963

The notes on pages 10 to 34 form part of these financial statements.

7

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

	Note	2021	2020
		HKD	HKD
Non-current asset

Property and equipment	9	1,455	2,037

Current assets

Trade receivables	10	36,804,215	33,399,158
Amount due from related parties	11	320,372	-
Cash and cash equivalents	12	3,313,879	998,943
		40,438,466	34,398,101
Current liabilities

Trade payables	13	9,477,197	16,414,949
Other payables and accrued expenses		3,528,415	1,288,408
Bank overdrafts	14	10,967,974	10,981,233

		23,973,586	28,684,590

Net current assets		16,464,880	5,713,511

NET ASSETS		16,466,335	5,715,548

Capital and reserves

Share capital	15	900,000	900,000
Reserves		15,566,335	4,815,548

TOTAL EQUITY		16,466,335	5,715,548

Approved by the Board of Directors on 14 July 2022 and are signed on its behalf by:

Lee Chi Tak, Richard	Lee Man Bun, Patrick

The notes on pages 10 to 34 form part of these financial statements.

8

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

		Share	Retained
	Note	capital	profits	Total
		HKD	HKD	HKD
Balance at 1 January 2020		900,000	1,001,205	1,901,205

Total comprehensive income for the year		-	4,211,963	4,211,963

Dividends paid	15(b)	-	(397,620)	(397,620)

Balance at 31 December 2020 and 1 January 2021		900,000	4,815,548	5,715,548

Total comprehensive income for the year		-	12,394,751	12,394,751

Dividends paid	15(b)	-	(1,643,964)	(1,643,964)

Balance at 31 December 2021		900,000	15,566,335	16,466,335

The notes on pages 10 to 34 form part of these financial statements.

9

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

	Note	2021	2020
		HKD	HKD

CASH FLOWS FROM OPERATING ACTIVITIES

Profit before taxation		12,394,751	4,211,963
Adjustments for:
Finance costs		372,488	6,958
Depreciation	9	582	582
Interest income	5	(472)	(484)

Operating profit before changes in working capital		12,767,349	4,219,019

Increase in trade receivables		(3,405,057)	(14,394,567)
Increase in amount due from related parties		(320,372)	-
Decrease/(increase) in trade payables		(6,937,752)	10,520,638
Increase in other payables and accrued expenses		2,240,007	320,552

Cash generated from operations		4,344,175	665,642

Interest paid		(372,488)	(6,958)

Net cash generated from operating activities		3,971,687	658,684

CASH FLOWS FROM INVESTING ACTIVITIES

Interest received and net cash generated from investing activities		472	484

CASH FLOWS FROM FINANCING ACTIVITIES

Dividends paid and net cash used in financing activities	15(b)	(1,643,964)	(397,620)

Net increase in cash and cash equivalents		2,328,195	261,548

Cash and cash equivalents at 1 January		(9,982,290)	(10,243,838)

Cash and cash equivalents at 31 December	12	(7,654,095)	(9,982,290)

The notes on pages 10 to 34 form part of these financial statements.

10

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

1.	COMPANY INFORMATION

Unique Logistics International (South China) Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business are Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong and Room 2511-2512 Yian Plaza, 33 Jian She Liu Ma Road, Guangzhou, People’s Republic of China, respectively.

The principal activities of the Company are the provision of air and ocean freight forwarding services in the People’s Republic of China.

As at 31 December 2021, the directors consider the immediate and ultimate holding company of the Company are Unique Logistics Holdings Limited and Rich Group Holdings Limited, which were incorporated in Hong Kong and the British Virgin Islands respectively.

The financial statements are presented in Hong Kong dollars (“HKD”), which is also the functional currency of the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of preparation

These financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These financial statements also comply with the applicable requirements of the Companies Ordinance (Cap.622). Significant accounting policies adopted by the Company are disclosed below.

The IASB/HKICPA has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Company. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Company for the current and prior accounting periods reflected in these financial statements.

The measurement basis used in the preparation of the financial statements is the historical cost basis. Historical cost is generally based on the fair value of consideration given in exchange for assets.

11

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(a)	Basis of preparation (cont’d)

The preparation of financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the financial statements are discussed in note 18.

(b)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The financial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency.

(ii)	Transactions and balances in financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

12

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Property and equipment

Property and equipment are stated in the statement of financial position at cost less accumulated depreciation and accumulated impairment losses, if any.

Depreciation of property and equipment is calculated at rate sufficient to write off their costs, less their residual values, over their estimated useful lives on a straight-line basis at an annual rate of 20%.

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(d)	Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the statement of financial position when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The Company derecognises financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

13

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt instruments held by the Company are classified as amortised cost, if the instrument is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the instrument is calculated using the effective interest method.

(f)	Trade and other receivables

A receivable is recognised when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are stated at amortised cost using the effective interest method less allowance for credit losses.

(g)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Bank overdrafts that are repayable on demand and form an integral part of the Company’s cash management are also included as a component of cash and cash equivalents for the purpose of the cash flow statement. Cash and cash equivalents are assessed for expected credit losses (“ECL”).

(h)	Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and an equity instrument under IFRSs and HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

14

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(i)	Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently measured at amortised cost using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(j)	Trade and other payables

Trade and other payables are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(k)	Equity instruments

Any equity instrument is any contract that evidence a residual interest in the assets of an equity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(l)	Employee benefits

(i)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

(ii)	Pension obligations

The Company contributes to a defined contribution retirement scheme which are available to all employees. Contributions to the scheme by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

15

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(l)	Employee benefits (cont’d)

(iii)	Termination benefits

Termination benefits are recognised at the earlier of the dates when the Company can no longer withdraw the offer of those benefits, and when the Company recognises restructuring costs and involves the payment of termination benefits.

(m)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Company that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asset. Any specific borrowing that remain outstanding after the related asset is ready for its intended use or sale is included in the general borrowing pool for calculation of capitalisation rate on general borrowings.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

(n)	Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

16

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n)	Taxation (cont’d)

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(o)	Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

17

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Impairment of non-financial assets (cont’d)

Value in use is the present value of the estimated future cash flows of the asset / cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

(p)	Impairment of financial assets

The Company recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

18

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Company’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Company’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
-	significant deterioration in external market indicators of credit risk for a particular financial instrument;
-	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
-	an actual or expected significant deterioration in the operating results of the debtor;
-	significant increases in credit risk on other financial instruments of the same debtor;
-	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

19

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Significant increase in credit risk (cont’d)

Despite the foregoing, the Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)	the financial instrument has a low risk of default,
(ii)	the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and
(iii)	adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Company considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Company regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

-	when there is a breach of financial covenants by the counterparty; or
-	information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Company, in full (without taking into account any collaterals held by the Company).

Irrespective of the above analysis, the Company considers that default has occurred when a financial asset is more than 90 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

20

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

-	significant financial difficulty of the issuer or the counterparty;
-	a breach of contract, such as a default or past due event;
-	the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider;
-	it is becoming probable that the counterparty will enter bankruptcy or other financial reorganisation; or
-	the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default rate determined based on historical trend, the Company’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

21

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Measurement and recognition of ECL (cont’d)

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate.

If the Company has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Company recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial assets in the statement of financial position.

(q)	Provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(r)	Revenue and other income

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Company is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value add tax or other sales taxes and is after deduction of any trade discounts.

22

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Revenue and other income (cont’d)

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoers. A receivable is recognised by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or fair value through other comprehensive income (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)	Application of new and revised IFRSs/HKFRSs

The Company has applied the the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2021 for the preparation of the financial statements:

Amendments to IFRS/HKFRS 9, IAS/HKAS 9, IFRS/HKFRS 7, IFRS/HKFRS 4 and IFRS/HKFRS 16	Interest Rate Benchmark Reform - Phase 2

The application of the amendments to IFRSs/HKFRSs in the current year had no material impact on the Company’s financial positions and performance for the current and prior years and/or on the disclosures set out in these financial statements.

23

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS (CONT’D)

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

The Company has not early applied new and revised IFRSs/HKFRSs that have been issued but are not yet effective for the financial year beginning on 1 January 2021. These new and revised IFRSs/HKFRSs include the following which may be relevant to the Company.

Effective for accounting periods beginning on or after

Amendments to IAS/HKAS 16 Property, Plant and Equipment: Proceeds before Intended Use	1 January 2022
Annual Improvements to IFRSs/HKFRSs 2018 - 2020 1 January 2022 Cycle	1 January 2022
Amendments to IAS/HKAS 1 Classification of Liabilities as Current or Non-current	1 January 2023
Amendments to IAS/HKAS 1 Presentation of Financial Statements and IFRS/HKFRS Practice Statement 2 Making Materiality Judgements - Disclosure of Accounting Policies	1 January 2023
Amendments to IAS/HKAS 8 Accounting Policies, Changes in Accounting Estimates and Errors - Definition of Accounting Estimates	1 January 2023
Amendments to IAS/HKAS 12 Income Taxes - Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

The Company is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

24

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

4.	REVENUE

The principal activities of the Company are the provision of air and ocean freight forwarding services in the People’s Republic of China.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

5.	OTHER INCOME

	2021	2020
	HKD	HKD

Bank interest income	472	484
Sundry income	135,625	3,166
	136,097	3,650

6.	PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

	2021	2020
	HKD	HKD
(a) Financial costs:
Bank loan interest	354,206	6,958
Other loan interest	18,282	-
	372,488	6,958
(b) Staff costs (including director’s remuneration) Salaries, allowances and other benefits	3,925,363	1,682,538
(c) Other items:
Auditor’s remuneration
- Current	46,000	47,400
- Under-provision in prior years	-	500
	46,000	47,900
Depreciation	582	582

25

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

7.	INCOME TAX EXPENSE

(a)	No provision for Hong Kong Profits Tax or deferred taxation has been made in the financial statement since the Company’s income is derived from overseas sources which is not liable to Hong Kong Profits Tax.

(b)	Reconciliation between income tax expense and accounting profit at applicable tax rates:

	2021	2020
	HKD	HKD
Profit before taxation	12,394,751	4,211,963
Notional tax on profit before taxation, calculated at the current rate of 16.5% (2020: 16.5%)	2,045,134	694,974
Tax effect of non-taxable income	(39,286,702)	(16,953,563)
Tax effect of non-deductible expenses	37,241,568	16,258,589
Income tax expense	-	-

8.	BENEFITS AND INTERESTS OF DIRECTORS

(a)	Directors’ emoluments

None of the directors received director’s remuneration during the year (2020: HKD Nil).

(b)	Directors’ material interests in transactions, arrangement or contracts

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			HKD

Unique Logistics Holdings Limited	Immediate holding company	Administration and
		handling fee paid	(270,000)
		Group fee paid	(407,663)
		Corporate fee paid	(126,527)

Unique Logistics International (ATL) LLC.	Mr. Lee Chi Tak,	Freight income received Freight	512,523
	Richard is the beneficial member of the contracted party	charges paid	(456,402)

26

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

8.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangement or contracts (cont’d)

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			HKD

Unique Logistics	Mr. Lee Chi Tak,	Freight income received	159,124,335
International (NYC), LLC.	Richard is the beneficial member of the contracted party	Freight charges paid	(103,421,351)
Unique Logistics	Fellow subsidiary	Freight income received	1,066,076
International (H.K.) Limited		Loan interest expenses paid	(18,282)
ULI (South China) Ltd.	Fellow subsidiary	Freight charges paid	(864)
Unique Logistics (Korea)	Fellow subsidiary	Freight income received	2,297
Co., Ltd.		Freight charges paid	(200,911)
Unique Logistics	Fellow subsidiary	Freight income received	38,594
International (India) Private Limited
Unique Logistics	Fellow subsidiary	Freight income received	1,137
International (Vietnam)		Freight charges paid	(272)
Co., Ltd.
Shenzhen Unique Logistics	Fellow subsidiary	Freight income received	17,876,313
International Limited		Freight charges paid	(70,102,502)
Unique Freight Solutions	Fellow subsidiary	Freight income received	31,546
(Thailand) Co., Ltd.		Freight charges paid	(1,569)
Unique Logistics	Fellow subsidiary	Freight income received	17,603
International (SIN) Pte.		Freight charges paid	(83,901)
Ltd.
ULI International Company	Associate company	Freight income received	4,530,827
Limited		Freight charges paid	(20,930)
TGF Unique Limited	Associate company	Freight income received Freight charges paid	10,301,020 (68,590)
Asia Freight Solutions (H.K.) Limited	Associate company	Freight income received	16

27

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

8.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangement or contracts (cont’d)

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			HKD
Unique Logistics International Philippines Inc.	Associate company	Freight income received	3,548
Unique International Logistics (M) Sdn. Bhd.	Associate company	Freight income received Freight charges paid	36,353 (140)
Unique Logistics International (Shanghai) Co., Ltd.	Associate company	Freight charges paid	(13,034)
P.T. Unique Logistics International Indonesia	Associate company	Freight income received Freight charges paid	16,121 (20,892)

9.	PROPERTY AND EQUIPMENT

	Office Equipment	Furniture and fixtures	Total
	HKD	HKD	HKD

Cost:

At 1 January 2020, 31 December 2020, 1 January 2021 and 31 December 2021	48,842	2,565	51,407

Accumulated depreciation:

At 1 January 2020	46,223	2,565	48,788
Charge for the year	582	-	582

At 31 December 2020 and 1 January 2021	46,805	2,565	49,370
Charge for the year	582	-	582

At 31 December 2021	47,387	2,565	49,952

Carrying value:

At 31 December 2021	1,455	-	1,455

At 31 December 2020	2,037	-	2,037

28

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

10.	TRADE RECEIVABLES

Trade receivables are expected to be recovered within one year.

Trade receivables represented by:

	2021	2020
	HKD	HKD

- Immediate holding company	117	1,533
- Fellow subsidiaries	18,482,540	15,190,782
- Related companies	13,820,888	13,912,873
- Third parties	4,500,670	4,293,970
	36,804,215	33,399,158

Included in trade receivables are the following amounts denominated in currencies other than the Company’s functional currency:

	2021	2020
	HKD	HKD
Renminbi	804,468	406,369
United States Dollars	34,780,157	32,101,758
Euro Dollars	-	(70,400)

Receivables that were neither past due nor impaired relate to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related to a number of independent customers that have a good track record with the Company. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Company does not hold any collateral over these balances

11.	AMOUNTS DUE FROM RELATED PARTIES

	2021	2020
	HKD	HKD
Amount due from related parties
- member	229,669	-
- fellow subsidiary	90,703	-
	320,372	-

The balances with related parties are in nature of current account, are unsecured, interest-free and have no fixed terms of repayment.

29

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

12.	CASH AND CASH EQUIVALENTS

	2021	2020
	HKD	HKD

Cash at bank and in hand	3,313,879	998,943
Bank overdrafts (note 14)	(10,967,974)	(10,981,233)

Cash and cash equivalents in the statement of cash flows	(7,654,095)	(9,982,290)

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

Included in cash and cash equivalents are the following amounts denominated in currencies other than the Company’s functional currency:

	2021	2020
	HKD	HKD

United States Dollars	2,551,732	545,201
Renminbi	188,713	88,920

13.	TRADE PAYABLES

Trade payables are expected to be settled within one year.

The trade payables represented by:

	2021	2020
	HKD	HKD
Trade payables
- Immediate holding company	198,786	33,109
- Fellow subsidiaries	3,541,884	12,389,450
- Related companies	2,015,091	1,261,890
- Third parties	3,721,436	2,730,500
	9,477,197	16,414,949

Included in trade payables are the following amounts denominated in currencies other than the Company’s functional currency:

	2021	2020
	HKD	HKD

United States Dollars	3,236,331	4,016,959
Renminbi	5,996,001	12,221,392

30

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

14.	BANK OVERDRAFTS

At 31 December 2021, the bank overdrafts were repayable within 1 year or on demand.

At 31 December 2021, the bank overdrafts were secured as follows:

	2021	2020
	HKD	HKD

Secured bank overdrafts (note 12)	10,967,974	10,981,233

The secured bank overdrafts bear interest at 0.75% per annum over Prime Rate and the interest expenses was borne by a fellow subsidiary.

At 31 December 2021, the Company had general banking facilities of approximately HKD17 million (2020: HKD17 million), of which HKD6 million (2020: HKD6 million) are shared with a fellow subsidiary. These facilities are secured by the following:

(i)	pledged bank deposits of a fellow subsidiary;
(ii)	second legal charge over certain leasehold properties of a director;
(iii)	assignment of insurance policy in respect of certain leasehold properties of a director;
(iv)	guarantee and undertaking from ultimate holding company;
(v)	guarantee and undertaking from a director;
(vi)	guarantee and undertaking from immediate holding company;
(vii)	guarantee and undertaking from fellow subsidiaries.

15.	CAPITAL AND RESERVES AND DIVIDENDS

(a)	Share capital

	2021		2020
	Number of shares A	Amount	Number of shares	Amount
		HKD		HKD
Ordinary share, issued and fully paid:
At 1 January and 31 December	900,000	900,000	900,000	900,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

31

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

15.	CAPITAL AND RESERVES AND DIVIDENDS (CONT’D)

(b)	Dividends

The directors have declared the following dividends during the year:

	2021	2020
	HKD	HKD
2019 final dividend of HKD1.17 per ordinary share declared on 7 January 202	1,051,743	-
2020 final dividend of HKD0.66 per ordinary share declared on 20 April 2022	592,221	-
2019 final dividend of HKD0.44 per ordinary share declared on 10 June 2020	-	397,620
	1,643,964	397,620

(c)	Capital management

Capital comprises share capital and reserves stated in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Company manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Company is not subject to either internally or externally imposed capital requirements.

16.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Company’s business. The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

32

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

16.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (a) Credit risk

(a)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Company considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Company’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing.

The Company measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Company’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Company’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2021.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

(b)	Liquidity risk

The Company’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity in the short and longer term.

All the Company’s financial liabilities are due on demand or less than one year.

33

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

16.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(c)	Foreign currency risk

The Company’s monetary assets and transactions are predominately in Hong Kong dollars, United States dollars and Renminbi. As Hong Kong dollar is pegged to United States dollar and there is insignificant fluctuation in the exchange rate between Hong Kong dollar and Renminbi, the Company does not expect any significant exposure to foreign currency risk.

(d)	Interest rate risk

As the Company has no significant interest bearing assets and liabilities, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(e)	Categories of financial instruments at 31 December

	2021	2020
	HKD	HKD

Financial assets:
Financial assets at amortised cost	40,438,466	34,398,101

Financial liabilities:
Financial liabilities at amortised cost	23,973,586	28,684,590

(f)	Fair values

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2021 and 2020.

17.	MATERIAL RELATED PARTY TRANSACTIONS

(a)	Transactions with key management personnel

All members of key management personnel are the directors of the Company, and the remuneration for them is disclosed in note 8(a).

34

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

17.	MATERIAL RELATED PARTY TRANSACTIONS (CONT’D)

(b)	Transactions with other related parties

During the year, the Company entered into the following material related party transactions:

	2021	2020
	HKD	HKD

Immediate holding company

Administration and handling fee paid	270,000	270,000
Group fee paid	407,663	368,844
Corporate fee paid	126,527	143,242

Fellow subsidiary companies

Freight income received	19,033,566	8,012,694
Freight charges paid	70,390,019	37,951,930
Loan interest expenses paid	18,282	-

Related companies

Freight income received	174,524,743	71,618,423
Freight charges paid	104,001,339	38,724,951

Balances with related parties are disclosed in the statement of financial position and in notes 10, 11 and 13 to the financial statements.

18.	ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 16 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

Impairment of trade receivables

The management of the Company estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2021, the carrying amount of trade receivables is HKD36,804,215 with no allowance for doubtful debts (2020: HKD33,399,158 with no allowance for doubtful debts).

Appendix i

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

DETAILED INCOME STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

(For management information only)

	2021	2020
	HKD	HKD

Freight income	237,965,127	102,745,214

Freight costs	(220,155,306)	(95,583,116)

Gross profit	17,809,821	7,162,098

Add: Other income

Bank interest income	472	484
Sundry income	135,625	3,166
	136,097	3,650
Add: Other gains and losses - net exchange losses	(112,284)	(444,312)

Less: Expenditure (Appendix ii)

Administrative expenses	4,164,678	1,866,567
Other operating expenses	901,717	635,948
	5,066,395	2,502,515
Profit from operations	12,767,239	4,218,921

Less: Finance costs (Appendix ii)	372,488	6,958

Profit before taxation	12,394,751	4,211,963

Appendix ii

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

OVERHEAD EXPENSES

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

(For management information only)

	2021	2020
	HKD	HKD

Administrative expenses
Computer expenses	136,940	81,654
Salaries and bonuses	3,817,572	1,575,357
Staff welfare	107,791	107,181
Telephone and facsimile	102,375	102,375
	4,164,678	1,866,567
Other administrative expenses
Administration and handling fee	270,000	270,000
Auditor’s remuneration	46,000	47,900
Bad debts	-	6,646
Bank charges	57,446	44,183
Business registration fee	250	250
Corporate fee	126,527	143,242
Depreciation	582	582
Entertainment	351,244	96,255
General expenses	619	249
Insurance	35,211	15,457
Legal and professional fees	10,500	6,500
Local travelling	-	420
Printing and stationery	312	1,551
Repairs and maintenance	3,026	2,713
	901,717	635,948
	5,066,395	2,502,515
Finance costs
Bank loan interest	354,206	6,958
Other loan interest	18,282	-
	372,488	6,958